UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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RING ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RING ENERGY, INC.

901 West Wall St., 3rd Floor

Midland, TX 79702

(432) 682-7464

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2015

____________________________________

Dear Ring Energy Stockholder:

May 20, 2015

We are pleased to invite you to attend the 2015 Annual Meeting of Stockholders of Ring Energy, Inc. The Annual Meeting will be held on June 5, 2015, at 10:00 a.m., local time, at 6555 Lewis Ave., Suite 200, Tulsa, Oklahoma 74136.

The enclosed Notice of Annual Meeting and the accompanying proxy statement describe the various matters to be acted upon during the Annual Meeting. In addition, there will be a report on the state of our business and an opportunity for you to ask questions of our management.

You may vote your shares by submitting a proxy by completing, signing, dating and returning the enclosed proxy card or by voting your shares in person at the Annual Meeting. The proxy card describes your voting options in more detail. Our report to the stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the period ended March 31, 2015, also accompany the proxy statement.

The Annual Meeting gives us an opportunity to review our business results and discuss the steps we have taken to position our company for the future. We appreciate your ownership of Ring Energy’s common stock, and I hope you can join us at the Annual Meeting.

Sincerely,

Kelly Hoffman

Chief Executive Officer

RING ENERGY, INC.

901 West Wall St., 3rd Floor

Midland, TX 79702

(432) 682-7464

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2015

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Ring Energy, Inc., a Nevada corporation, will be held on June 5, 2015, at 10:00 a.m., local time, at 6555 Lewis Ave., Suite 200, Tulsa, Oklahoma 74136, for the following purposes:

(1)	the election of six (6) directors to serve on our Board of Directors until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	non-binding, advisory vote to approve named executive officer compensation;

(3)	non-binding, advisory vote on frequency of named executive officer compensation vote;

(4)	ratifying the appointment of Eide Bailly LLP as our independent registered public accounting firm; and

(5)	transacting such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on May 18, 2015 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.  Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our offices for ten (10) calendar days prior to the Annual Meeting. The list will also be available during the Annual Meeting for inspection by stockholders.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE.

By Order of the Board of Directors,

Midland, Texas	William R. Broaddrick
May 20, 2015	Chief Financial Officer, Corporate Secretary and Treasurer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 5, 2015

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2015 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended

December 31, 2014, are available on the company’s website,

www.ringenergy.com.

RING ENERGY, INC.

PROXY STATEMENT

____________________________________

RING ENERGY, INC.

901 West Wall St., 3rd Floor

Midland, TX 79702

(432) 682-7464

___________________________________

PROXY STATEMENT

FOR

THE 2015 ANNUAL MEETING OF STOCKHOLDERS

___________________________________

Unless the context requires otherwise, references in this proxy statement to “Ring,” the “Company,” “we,” “us” and “our” are to Ring Energy, Inc., a Nevada corporation, and its consolidated subsidiaries. Unless the context otherwise requires, references to the “stockholders” are to the holders of shares of our common stock, par value $0.001 per share (“Common Stock”).

The accompanying proxy is solicited by the Board of Directors of Ring (our “Board”) to be voted at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 5, 2015, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) thereof.

This proxy statement and accompanying form of proxy are being mailed to our stockholders on or about May 20, 2015.  Our Annual Report on Form 10-K (the “Annual Report”) covering the year ended December 31, 2014 and our Quarterly Report on Form 10-Q covering the period ended March 31, 2015 are enclosed, but do not form any part of the materials for solicitation of proxies.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice, including (1) the election of six directors to our Board, each for a term ending on the date of the 2016 Annual Meeting of Stockholders (this proposal is referred to as the “Election of Directors”); (2) a non-binding, advisory vote to approve named executive officer compensation (this proposal is referred to as “Executive Compensation”); (3) a non-binding, advisory vote on frequency of named executive compensation vote (“Say on Pay Frequency”); (4) the ratification of the appointment of Eide Bailly LLP as our independent registered public accounting firm (this proposal is referred to as the “Ratification of Eide Bailly”); and (5) the transaction of such other business as may arise that can properly be conducted at the Annual Meeting or any adjournment or postponement thereof. Also, management will report on our performance during the last fiscal year and respond to questions from our stockholders.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

What is a proxy statement?

It is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

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What is “householding” and how does it affect me?

One copy of the Notice, this proxy statement and the Annual Report (collectively, the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified us that they want to continue receiving multiple packages. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of the Proxy Materials mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request in writing to William R. Broaddrick, Chief Financial Officer, 6555 Lewis Ave., Suite 200, Tulsa, OK, 74136 or call (918) 499-3880. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future. The Proxy Materials are also available on our website: www.ringenergy.com.

What should I do if I receive more than one set of voting materials?

Despite our efforts related to householding, you may receive more than one set of Proxy Materials, including multiple copies of the proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card and a voting instruction card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted at the Annual Meeting.

What is the record date and what does it mean?

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on May 18, 2015 (the “Record Date”). The Record Date is established by our Board as required by Nevada law. On the Record Date, we had 25,776,342 shares of Common Stock issued and outstanding.

What is a quorum?

A quorum is the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote as of the Record Date. There must be a quorum for the Annual Meeting to be held. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Subject to the limitations set forth below, stockholders at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Common Stock is entitled to one vote per share of Common Stock on all matters to be acted upon at the Annual Meeting. Neither our Articles of Incorporation, as amended, nor our bylaws allow for cumulative voting rights.

What is the difference between a stockholder of record and a “street name” holder?

Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned in street name.

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•	Stockholder of Record. If your shares are registered directly in your name with Standard Registrar and Transfer Company Inc., our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

•	Street Name Stockholder. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

How do I vote my shares?

Stockholders of Record: Stockholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

Street Name Stockholders:  Street name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Mail. You may indicate your vote by completing, signing and dating your proxy card or other information forwarded by your bank, broker or other holder of record and returning it in the enclosed reply envelope.

•	In Person with a Proxy from the Record Holder. You may vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Can I revoke my proxy?

Yes.  If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

•	submitting written notice of revocation to the Company, Attention: William R. Broaddrick, Chief Financial Officer, 6555 Lewis Ave., Suite 200, Tulsa, OK, 74136, no later than June 4, 2015;

•	submitting another proxy with new voting instructions by mail; or

•	attending the Annual Meeting and voting your shares in person.

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

May I vote confidentially?

Yes. We treat all stockholder meeting proxies, ballots and voting tabulations confidentially if the stockholder has requested confidentiality on the proxy or ballot.

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If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (1) to meet applicable legal requirements or (2) to allow the independent election inspectors to count and certify the results of the vote. The independent election inspectors may, however, at any time inform us whether or not a stockholder has voted.

What is the effect of broker non-votes and abstentions and what vote is required to approve each proposal?

If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the NYSE MKT LLC (the “NYSE MKT”).

There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you.  When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

If your shares are held in street name and you do not give voting instructions, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), Proposal 2 (Executive Compensation) or Proposal 3 (Say on Pay Frequency), and your shares will be considered broker non-votes with respect to this proposal. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 4 (Ratification of Eide Bailly) in the discretion of the record holder.

•	Proposal 1 (Election of Directors): To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes cast by the holders of our Common Stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This means that director nominees who receive the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will not be counted as votes cast, and, accordingly, will have no effect on the outcome of the vote for directors.

•	Proposal 2 (Executive Compensation): To consider and vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement. This vote is advisory, which means that the vote on executive compensation is not binding on the Company, its Board of Directors, or the Compensation Committee.

•	Proposal 3 (Say on Pay Frequency): To consider and vote upon, on a non-binding, advisory basis, the frequency with which stockholders will consider and vote upon a resolution on named executive officer compensation. This vote is advisory, which means that the vote on executive compensation is not binding on the Company, its Board of Directors, or the Compensation Committee.

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•	Proposal 4 (Ratification of Eide Bailly): Ratification of the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, requires the affirmative vote of the holders of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will not be voted either for or against this proposal, and, accordingly, will not affect the outcome of this proposal.

Our Board has appointed William R. Broaddrick as the management proxy holder for the Annual Meeting.  If you are a stockholder of record, your shares will be voted by the management proxy holder in accordance with the instructions on the proxy card you submit by mail.  For stockholders who have their shares voted by duly submitting a proxy by mail, the management proxy holder will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

Our Board recommends a vote:

•	FOR each of the nominees for director;

•	FOR non-binding, advisory approval of named executive officer compensation;

•	THREE YEARS advisory vote on frequency of named executive officer compensation vote; and

•	FOR the ratification of the appointment of Eide Bailly LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

What happens if additional proposals are presented at the Annual Meeting?

Other than the matters specified in the Notice, we do not expect any matters to be presented for a vote at the Annual Meeting.  If you grant a proxy, the management proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will bear all expenses of soliciting proxies.  We have not engaged anyone to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting.  Directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with any solicitation.  In addition, we may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners.

May I propose actions for consideration at the 2016 Annual Meeting of Stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations.  Please read “Stockholder Proposals and Director Nominations for the 2016 Annual Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s annual meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect six (6) directors to serve on the Board until the 2016 Annual Meeting or until their successors are duly elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, our Board has nominated as directors the following 6 individuals, each of whom is presently serving as a director.

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We did not pay any third-party fees to assist in the process of identifying or evaluating candidates nor did we receive any stockholder nominations for director.   Each nominee is currently a director and was previously elected to our Board by our stockholders in 2014. Each nominee has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected.

Stockholders may not cumulate their votes in the election of our directors.  We have no reason to believe that the nominees will be unable or unwilling to serve if elected.  However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the names, ages and titles, as of May 18, 2015, of each of our current executive officers and directors.

Name	Age	Position
Kelly Hoffman	57	Chief Executive Officer, Director
David A. Fowler	56	President, Director
Daniel D. Wilson	54	Vice President of Operations
William R. Broaddrick	37	Chief Financial Officer
Lloyd T. Rochford	68	Chairman of the Board of Directors
Stanley M. McCabe	82	Director
Anthony B. Petrelli	62	Director
Clayton E. Woodrum	75	Director

Messrs. Rochford and McCabe joined the Board in June 2012, and Messrs. Hoffman, Fowler, Woodrum and Petrelli joined the Board in January 2013.

Below are summaries of the background and business experience, attributes, qualifications and skills of the current directors of the company and the director nominees.

Kelly Hoffman – Chief Executive Officer and Director. Mr. Hoffman, 57, has organized the funding, acquisition and development of many oil and gas properties. He began his career in the Permian Basin in 1975 with Amoco Production Company. His responsibilities included oilfield construction, crew management, and drilling and completion operations. In the early 1990s, Mr. Hoffman co-founded AOCO and began acquiring properties in West Texas. In 1996, he arranged financing and purchased 10,000 acres in the Fuhrman Mascho field in Andrews, Texas. In the first six months, he organized a 60 well drilling and completion program resulting in a 600% increase in revenue and approximately 18 months later sold the properties to Lomak (Range Resources). In 1999, he again arranged financing and acquired 12,000 acres in Lubbock and Crosby counties. After drilling and completing 19 successful wells, unitizing the acreage, and instituting a secondary recovery project he sold his interest in the property to Arrow Operating Company. From April 2009 until December 2011, Mr. Hoffman served as President of Victory Park Resources, a privately held exploration and production company focused on the acquisition of oil and gas producing properties in Oklahoma, Texas and New Mexico. Mr. Hoffman currently serves as a director of Joes Jeans Inc. (NASDAQ: JOEZ), a reporting company.

David A. Fowler – President and Director. Mr. Fowler, 56, has served in several management positions for various companies in the insurance and financial services industries. In 1994, he joined Petroleum Listing Service as Vice President of Operations, overseeing oil and gas property listings, information packages, and marketing oil and gas properties to industry players. In late 1998, Mr. Fowler became the Corporate Development Coordinator for the Independent Producer Finance (“IPF”) group of Range Resources Corporation. Leaving IPF in April of 2001, he co-founded and became President of Simplex Energy Solutions, LLC (“Simplex”). Representing Permian Basin oil and gas independent operators, Simplex became known as the Permian Basin’s premier oil and gas divestiture firm, closing over 150 projects valued at approximately $675 million.

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Daniel D. Wilson – Vice President of Operations. Mr. Wilson, 54, has 30 years of experience in operating, evaluating and exploiting oil and gas properties. He has experience in production, drilling and reservoir engineering. For the last 22 years, he has served as the Vice President and Manager of Operations for Breck Operating Corporation (“Breck”). He has overseen the building, operating and divestiture of two companies during this time. At Breck’s peak, Mr. Wilson was responsible for over 750 wells in seven states and had an operating staff of 27 including engineers, foremen, pumpers and clerks. Mr. Wilson personally performed or oversaw all of the economic evaluations for both acquisition and banking purposes.

William R. Broaddrick – Chief Financial Officer. Mr. Broaddrick, 37, was employed from 1997 to 2000 with Amoco Production Company, performing lease revenue accounting and state production tax regulatory reporting functions. During 2000, Mr. Broaddrick was employed by Duke Energy Field Services, LLC performing state production tax functions. From 2001 until 2010, Mr. Broaddrick was employed by Arena Resources, Inc. as Vice President and Chief Financial Officer. During 2011, Mr. Broaddrick joined Stanford as Chief Financial Officer. Subsequent to and as a result of the merger transaction between Stanford and Ring Mr. Broaddrick became Chief Financial Officer of Ring Energy as of July 2012.

Mr. Broaddrick received a Bachelor’s Degree in Accounting from Langston University, through Oklahoma State University – Tulsa, in 1999. Mr. Broaddrick is a Certified Public Accountant.

Lloyd T. (“Tim”) Rochford – Chairman of the Board of Directors. Mr. Rochford, 68, has been active as an individual consultant and entrepreneur in the oil and gas industry since 1973. During that time, he has been an operator of wells in the mid-continent of the United States, evaluated leasehold drilling and production projects, and arranged and raised in excess of $500 million in private and public financing for oil and gas projects and development.

Mr. Rochford has successfully formed, developed and sold/merged four natural resource companies, two of which were listed on the New York Stock Exchange. The most recent, Arena Resources, Inc. (“Arena”) was founded by Mr. Rochford and his associate Stanley McCabe in August 2000. From inception until May of 2008, Mr. Rochford served as President, Chief Executive Officer (“CEO”) and as a director of Arena. During that time, Arena received numerous accolades from publications such as Business Week (2007 Hot Growth Companies), Entrepreneur (2007 Hot 500), Fortune (2007, 2008, 2009 Fastest Growing Companies), Fortune Small Business (2007, 2008 Fastest Growing Companies) and Forbes (Best Small Companies of 2009). In May 2008, Mr. Rochford resigned from the position of CEO at Arena and accepted the position of Chairman of the Board. In his role as Chairman, he continued to pursue opportunities that would enhance the then current, as well as long-term value of Arena. Through his efforts, Arena entered into a merger agreement and was acquired by another New York Stock Exchange company for $1.6 billion in July, 2010.

Stanley M. McCabe – Director. Mr. McCabe, 82, has been active in the oil and gas industry for over 30 years, primarily seeking individual oil and gas acquisition and development opportunities. In 1979, he founded and served as Chairman and CEO of Stanton Energy, Inc., a Tulsa, Oklahoma natural resource company specializing in contract drilling and operation of oil and gas wells. In 1990, Mr. McCabe co-founded with Mr. Rochford, Magnum Petroleum, Inc., serving as an officer and director. In 2000, Mr. McCabe co-founded Arena, with Mr. Rochford, serving as Chairman of the Board until 2008 and then as a director of Arena until 2010.

Anthony B. Petrelli – Director. Mr. Petrelli, 62, is President, member of the Board of Directors, and Director of Investment Banking of Neidiger, Tucker, Bruner, Inc., a Denver, Colorado based financial services firm founded in 1977. Beginning his career in 1972, Mr. Petrelli has had extensive experience in the areas of operations, sales, trading, management of sales, underwriting and corporate finance. He has served on numerous regulatory and industry committees including service on the FINRA Corporate Finance Committee, the NASD Small Firm Advisory Board and as Chairman of the FINRA District Business Conduct Committee, District 3. Mr. Petrelli received his Bachelor’s of Science in Business (Finance) and his Masters of Business Administration (MBA) from the University of Colorado and a Masters of Arts in Counseling from Denver Seminary.

Clayton E. Woodrum – Director. Mr. Woodrum, CPA, 75, is a founding partner of Woodrum, Tate & Associates, PLLC. His financial background encompasses over 40 years of experience from serving as a partner in charge of the tax department of a big eight accounting firm to chief financial officer of BancOklahoma Corp., and Bank of Oklahoma. His areas of expertise include business valuation, litigation support including financial analysis, damage reports, depositions and testimony, estate planning, financing techniques for businesses, asset protection vehicles, sale and liquidation of businesses, debt restructuring, debt discharge and CFO functions for private and public companies.

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All directors and nominees for director of the Company are United States citizens.  There are no family relationships between any of our directors or nominees for director and executive officers. In addition, there are no other arrangements or understandings between any of our directors or nominees for director and any other person pursuant to which any person was selected as a director or nominee for director.

During the past ten years; there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or nominees for director, and none of our directors or nominees for director has been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, and any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

BOARD RECOMMENDATION ON PROPOSAL

The Board unanimously recommends a vote FOR the election of each of the director nominees named above. The management proxy holders will vote all properly submitted proxies FOR election unless properly instructed otherwise.

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CORPORATE GOVERNANCE AND OUR BOARD

General

Our Board currently consists of six members.  The Company’s Articles of Incorporation and bylaws provide for the annual election of directors. At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified.

Our Board held six meetings during the fiscal year ending on December 31, 2014. During the fiscal year ending on December 31, 2014, no directors attended fewer than 75% of the total number of meetings of our Board and committees on which that director served.

We encourage, but do not require, our directors to attend annual meetings of stockholders. At our last Annual Meeting of Stockholders, all six serving members of our Board attended.

Board Independence

As required under the listing standards of the NYSE MKT, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board.  Our Nominating and Corporate Governance Committee evaluated all relevant transactions and relationships between each director, or any of his or her family members, and our company, senior management and independent registered accounting firm. Based on this evaluation and the recommendation of our Nominating and Corporate Governance Committee, our Board has determined that Clayton E. Woodrum, Anthony B. Petrelli, Lloyd T. Rochford, and Stanley M. McCabe are each an independent director, as that term is defined in the listing standards of the NYSE MKT.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Executive Committee, the composition and responsibilities of which are briefly described below. The charters for each of these committees shall be provided to any person without charge, upon request. The charters are also available on the Company’s website at www.ringenergy.com. Requests may be directed to Ring Energy, Inc., 6555 S. Lewis Ave., Suite 200, Tulsa, Oklahoma 74136, Attention: William R. Broaddrick, or by calling (918) 499-3880. The information on, or that can be accessed through our website, is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement. Our Board, in its business judgment, has determined that the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee are comprised entirely of independent directors as currently required under the listing standards of the NYSE MKT and applicable rules and requirements of the SEC. The Board may also delegate certain duties and responsibilities to the committees it establishes; for example, the Board may delegate the duty of determining appropriate salaries for our executive officers from time to time.

Audit Committee

The Audit Committee’s principal functions are to assist the Board in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee has the sole authority to retain and terminate our independent auditors and to approve the compensation paid to our independent auditors. The Audit Committee is also responsible for overseeing our internal audit function. The Audit Committee is comprised of Messrs. Woodrum, Petrelli and McCabe, with Mr. Woodrum acting as the chairman. Our Board of Directors determined that Mr. Woodrum qualified as “audit committee financial expert” as defined in Item 407 of Regulation S-K promulgated by the SEC. Each of Messrs. Woodrum, Petrelli and McCabe further qualified as “independent” in accordance with the applicable regulations of the NYSE MKT definition of independent director set forth in the Company Guide, Part 8, Section 803(A). The Audit Committee met four times during the fiscal year ending December 31, 2014.

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Compensation Committee

The Compensation Committee’s principal function is to make recommendations regarding the compensation of the Company’s officers. In accordance with the rules of the NYSE MKT, the compensation of our chief executive officer is recommended to the Board (in a proceeding in which the chief executive officer does not participate) by the Compensation Committee. Compensation for all other officers is also recommended to the Board for determination, by the Compensation Committee. The Compensation Committee is comprised of Messrs. Rochford and McCabe, with Mr. Rochford acting as the chairman.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine.

The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. The Compensation Committee did not retain any compensation consultants for the fiscal year ending December 31, 2014.

Each member of the Compensation Committee during the fiscal year ending December 31, 2014 was an “outside director” as defined under section 162(m) of the Internal Revenue Code, as amended (the “Code”) and was “independent” as defined in the applicable rules of the NYSE MKT and the SEC.  The Compensation Committee held four meetings during the fiscal year ending December 31, 2014.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s principal functions are to (a) identify and recommend qualified candidates to the Board of Directors for nomination as members of the Board and its committees, and (b) develop and recommend to the Board corporate governance principles applicable to the Company. The Nominating and Corporate Governance Committee is comprised of Messrs. Rochford and McCabe, with Mr. Rochford acting as the chairman.

Each member of the Nominating and Corporate Governance Committee during the fiscal year ending December 31, 2014, was “independent” as defined in the applicable rules of the NYSE MKT and the SEC. The Nominating and Corporate Governance Committee met one time during the fiscal year ending December 31, 2014.

Executive Committee

The Executive Committee’s principal function is to exercise the powers and duties of the Board between Board meetings and while the Board is not in session, and implement the policy decisions of the Board. The Executive Committee is comprised of Messrs. Rochford and McCabe and met four times during the fiscal year ending December 31, 2014.

Code of Ethics

We have adopted a Code of Ethics that applies to our Chief Executive Officer, President, and Chief Financial Officer, as well as the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have also adopted a Code of Conduct that applies to our officers, directors, and employees. These documents are available on the Company’s website at www.ringenergy.com.

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Board Leadership Structure

The Chairman of the Board is selected by the members of the Board.  The positions of Chairman and CEO are separate. The Board has determined that the current structure is appropriate at this time in that it enables Mr. Hoffman to focus on his role as CEO of the Company, while enabling Mr. Rochford, the Chairman of our Board, to continue to provide leadership on policy at the Board level. Although the roles of CEO and Chairman are currently separated, the Board has not adopted a formal policy requiring such separation. The Board believes that the right Board leadership structure should, among other things, be informed by the needs and circumstances of the Company and the then current membership of the Board, and that the Board should remain adaptable to shaping the leadership structure as those needs and circumstances change.

Board Risk Assessment and Control

Our risk management program is overseen by our Board and its committees, with support from our management.  Our Board oversees an enterprise-wide approach to oil and gas industry risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value.  A fundamental part of risk management is a thorough understanding of the risks a company faces, understanding of the level of risk appropriate for our Company and the steps needed to manage those risks effectively.  The involvement of all members of the Board in setting our business strategy is a key part of its overall responsibilities and together with management determines what constitutes an appropriate level of risk for our Company.  Our Board believes that the practice of including all members of our management team in our risk assessments allows the Board to more directly and effectively evaluate management capabilities and performance, allows the Board to more effectively and efficiently communicate its concerns and wishes to the entire management team and provides all members of management with a direct communication avenue to the Board.

While our Board has the ultimate oversight responsibility for the risk management process, other committees of our Board also have responsibility for specific risk management activities.  In particular, the Audit Committee focuses on financial risk management, including internal controls, and oversees compliance with regulatory requirements.  In setting compensation, the Compensation Committee approves compensation programs for the officers and other key employees to encourage an appropriate level of risk-taking behavior consistent with our business strategy.

More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.ringenergy.com.

Communications with our Board

Stockholders desiring to communicate with our Board, or any director in particular, may do so by mail addressed as follows: Attn:  Board of Directors, Ring Energy, Inc., 901 West Wall St., 3rd Floor, Midland, TX 79702.  Our Chief Executive Officer, Chief Financial Officer or Corporate Secretary review each such communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the Board (or individual director) if: (1) the communication complies with the requirements of any applicable policy adopted by us relating to the subject matter; or (2) the communication falls within the scope of matters generally considered by our Board.

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COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Introduction

This Compensation Discussion and Analysis (1) provides an overview of our compensation policies and programs; (2) explains our compensation objectives, policies and practices with respect to our executive officers; and (3) identifies the elements of compensation for each of the individuals identified in the following table (our principal executive officer, principal financial officer and the three most highly compensated executive officers), whom we refer to in this proxy statement as our “named executive officers” for the fiscal year ending December 31, 2014.

Name	Principal Position
Kelly Hoffman	Chief Executive Officer, effective January 1, 2013
David A. Fowler	President, effective January 1, 2013
Daniel D. Wilson	Executive Vice President, effective December 17, 2013
William R. Broaddrick	Chief Financial Officer; Interim Chief Executive Officer from September 1, 2012 through December 31, 2012

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level, and (ii) all individuals serving as the Company’s principal financial officer or acting in a similar capacity during the last completed fiscal year (“PFO”), regardless of compensation level. As of the end of the last completed fiscal year, the Company had two executive officers other than the PEO and PFO, and this discussion includes the material elements of compensation awarded to, earned by or paid to such executive officers. This section omits tables and columns if there has been no compensation awarded to, earned by, or paid to any of the named executive officers or directors required to be reported in such table or column in any fiscal year covered by such table.

Objectives and Philosophy of Our Executive Compensation Program

Ring strives to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive within the labor market in which it competes for executive talent as a public company. Our compensation program is intended to align the interests of management with the interests of stockholders by linking pay with performance, thereby incentivizing performance and furthering the ultimate goal of stockholder value.

Setting Executive Compensation

Our current executive compensation programs are determined and approved by our Compensation Committee, after consideration of recommendations by our Chairman of the Board and our Chief Executive Officer, as to the other named executive officers. None of the named executive officers are members of the Compensation Committee. The Compensation Committee has the direct responsibility and authority to review and approve the Company’s goals and objectives relative to the compensation of the named executive officers, and to determine and approve (either as a committee or with the other members of the Company’s Board of Directors who qualify as “independent” directors under applicable guidelines adopted by the NYSE MKT, LLC) the compensation levels of the named executive officers.

Our current executive compensation programs are intended to achieve two objectives. The primary objective is to enhance the profitability of the Company, and thus, shareholder value. The second objective is to attract, motivate, reward and retain employees, including executive personnel, who contribute to the long-term success of the Company. As described in more detail below, the material elements of our current executive compensation program for named executive officers includes a base salary, discretionary annual bonuses and discretionary stock options grants.

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  Elements of our Executive Compensation Program

General

The Company believes that each element of the executive compensation program helps to achieve one or both of the compensation objectives outlined above. The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Element	Compensation Objectives Attempted to be Achieved

Base Salary	Attract and retain qualified executives; Motivate and reward executives’ performance.

Bonus Compensation	Motivate and reward executive’s performance; Enhance profitability of Company and stockholder value.

Equity-Based Compensation – stock options and restricted stock grants	Enhance profitability of Company and stockholder value by aligning long-term incentives with stockholders’ long-term interests.

As illustrated by the table above, base salary is primarily intended to attract and retain qualified executives. This is the element of the Company’s current executive compensation program where the value of the benefit in any given year is not wholly dependent on performance. Base salaries are intended to attract and retain qualified executives as well as being linked to performance by rewarding and/or motivating executives. Base salaries are reviewed annually and take into account: experience and retention considerations; past performance; improvement in historical performance; anticipated future potential performance; and other issues specific to the individual executive.

There are specific elements of the current executive compensation program that are designed to reward performance and enhance profitability and shareholder value and, therefore, the value of these benefits is based on performance. The Company’s discretionary annual bonus plan is primarily intended to motivate and reward named executive officers’ performance to achieve specific strategies and operating objectives, as well as improved financial performance.

The Compensation Committee does not currently benchmark executive compensation to any other companies. The Compensation Committee believes that bonuses and equity compensation should fluctuate with the Company’s success in achieving financial, operating and strategic goals. The Committee’s philosophy is that the Company should continue to use long-term compensation such as stock options to align shareholder and executives’ interests and should allocate a portion of long-term compensation to the entire executive compensation package.

The Company has never retained an outside consultant in establishing its compensation program or in establishing any specific compensation for an executive officer.

Base Salary

Similar to most companies within the industry, our policy is to pay named executive officers’ base salaries in cash. Effective July 1, 2012, the Compensation Committee designated a salary of $100,000 for Mr. Broaddrick. Effective September 1, 2012, the Compensation Committee recommended an increase of $25,000 for Mr. Broaddrick. Mr. Hoffman joined the Company effective January 1, 2013, and the Compensation Committee designated a salary of $175,000. Mr. Fowler joined the Company effective January 1, 2013, and the Compensation Committee designated a salary of $150,000. Mr. Wilson joined the Company effective January 1, 2013 and the Compensation Committee designated a salary of $150,000.

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Annual Bonuses

The Company has not had a formal policy regarding bonuses, and payment of bonuses has been purely discretionary and is largely based on the recommendations of the Compensation Committee. Cash bonuses are not expected to be a significant portion of the executive compensation package. Cash bonuses were granted to all employees in December 2013. The annual discretionary bonus is reported in the “Bonus” column of the “Summary Compensation Table” for each Named executive officer.

Equity-Based Compensation – Options and Restricted Stock Grants

It is our policy that the named executive officers’ long-term compensation should be directly linked to enhancing profitability and value provided to stockholders of the Company’s common stock. Accordingly, the Compensation Committee grants equity awards under the Company’s long term incentive plan designed to link an increase in shareholder value to compensation. Mr. Broaddrick was granted non-qualified stock options in 2012, 2013 and 2014. Messrs. Hoffman, Fowler and Wilson were granted non-qualified stock options in 2013 and 2014.

Stock option grants are valued using the Black-Scholes Model and are calculated as a part of the executive compensation package for the year based on the amount of requisite service period served. Non-qualified stock options for named executive officers and other key employees generally vest ratably over five years. No restricted stock was granted to any of the named executive officers. The Compensation Committee believes that these awards encourage named executive officers to continue to use their best professional skills and to retain named executive officers for longer terms.

Grants are determined for named executive officers based on his or her performance in the prior year, his or her expected future contribution to the performance of the Company, and other competitive data on grant values of peer companies. Awards may be granted to new key employees or named executive officers on hire date. An Award is granted on the date specified by the Compensation Committee as the effective date of the grant or date of grant of an Award, or, if the Compensation Committee does not specify a date, the date on which the Compensation Committee adopts the resolution approving the offer of an Award. The Company has no program or practice to coordinate timing of grants with release of material, nonpublic information.

The grant date fair value as determined under generally accepted accounting principles is shown in the “Summary Compensation Table” below.

Pension and Retirement Plans

The Company does not have any pension plans, non-qualified deferred compensation plans or severance, retirement, termination, constructive termination or change in control arrangements for any of its named executive officers for the year ended December 31, 2014.

Other Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, and short and long-term disability, in each case, on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers.

Other Matters

Tax Considerations

Although our Compensation Committee considers the tax and accounting treatment associated with the cash and equity grants it makes, these considerations are not dispositive. Section 162(m) of the Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any year with respect to our chief executive officer and our three most highly compensated executive officers other than the chief executive officer and the chief financial officer. There is an exemption from the $1.0 million limitation for performance-based compensation that meets certain requirements. Our benefit plans are generally designed to permit compensation to be structured to meet the qualified performance-based compensation exception. To maintain flexibility in compensating named executive officers in a manner designed to promote varying Company goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some of it may be non-deductible, to ensure competitive levels of total compensation is paid to certain individuals.

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We account for stock-based awards based on their grant date fair value, as determined under FASB ASC Topic 718.  In connection with its approval of stock-based awards, the Compensation Committee is cognizant of and sensitive to the impact of such awards on stockholder dilution.  The Compensation Committee also endeavors to avoid stock-based awards made subject to a market condition, which may result in an expense that must be marked to market on a quarterly basis.  The accounting treatment for stock-based awards does not otherwise impact the Compensation Committee’s compensation decisions.

Risk Considerations in our Overall Compensation Program

When establishing and reviewing our executive compensation program, the Compensation Committee has considered whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. While behavior that may result in inappropriate risk taking cannot necessarily be prevented by the structure of compensation practices, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Our compensation program is comprised of both fixed and incentive-based elements. The fixed compensation (i.e., base salary) provides reliable, foreseeable income that mitigates the focus of our employees on our immediate financial performance or our stock price, encouraging employees to make decisions in our best long-term interests. The incentive components are designed to be sensitive to both our short-term and long-term goals, performance and stock price. In combination, we believe that our compensation structures do not encourage our officers and employees to take unnecessary or excessive risks in performing their duties. In conclusion, we believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

COMPENSATION COMMITTEE REPORT

Among the duties imposed on our Compensation Committee under its charter, is the direct responsibility and authority to review and approve the Company’s goals and objectives relevant to the compensation of the Company’s Chief Executive Officer and other executive officers, to evaluate the performance of such officers in accordance with the policies and principles established by the Compensation Committee and to determine and approve, either as a Committee, or (as directed by the Board) with the other “independent” Board members (as defined by the NYSE MKT listing standards), the compensation level of the Chief Executive Officer and the other executive officers. During 2014, the Compensation Committee was composed of the two non-employee Directors named at the end of this report each of whom is “independent” as defined by the NYSE MKT listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in this Compensation Discussion and Analysis, as required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommends to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Lloyd T. Rochford (Chair)
Stanley M. McCabe

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2014, the Compensation Committee was comprised of two directors, Messrs. Rochford and McCabe, with Mr. Rochford acting as the chairman. Messrs. Rochford and McCabe are currently serving as the members of the Compensation Committee. Neither of our directors who currently serve as members of our Compensation Committee is, or has at any time in the past been, an officer or employee of the Company or any of its subsidiaries. The office space being leased by the Company in Tulsa, Oklahoma, is owned by Arenaco, LLC, a company that is owned by Mr. Rochford, Chairman of the Board of the Company, and Mr. McCabe, a Director of the Company. During the years ended December 31, 2014, 2013 and 2012, the Company paid $107,000 to this company.

None of our executive officers currently serves, or in the past year has served, as a member of the Compensation Committee of any other entity that has one or more executive officers serving on our Board. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors of any other entity that has one or more executive officers serving on our Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The “Summary Compensation Table” set forth below should be read in connection with the tables and narrative descriptions that follow. The “Outstanding Equity Awards at Fiscal Year End Table” and “Option Exercises and Stock Vested Table” provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards.

The Company does not have any pension plans, non-qualified deferred compensation plans or severance, retirement, termination, constructive termination or change in control arrangements for any of its named executive officers for the year ended December 31, 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards(2) ($)	All Other Compensation ($)		Total ($)
Kelly Hoffman,	2014	175,000	-	196,728	24,000	(3)	395,728
Chief Executive Officer	2013	175,000	5,000	2,336,928	122,500	(4)	2,639,428
effective January 1, 2013	2012	-	-	-	90,833	(5)	90,833

David Fowler,	2014	150,000	-	196,728	24,000	(3)	370,728
President	2013	150,000	5,000	2,336,928	22,500	(6)	2,514,428
effective January 1, 2013	2012	-	-	-	-		-

Daniel D. Wilson,	2014	150,000	-	163,940	-		313,940
Executive Vice President	2013	150,000	5,000	1,454,044	-		1,609,044
effective December 17, 2013	2012	-	-	-	-		-

William R. Broaddrick,	2014	125,000	-	163,940	-		288,940
Chief Financial Officer,	2013	125,000	5,000	207,549	-		337,549
Interim Chief Executive Officer from September 1, 2012 through December 31, 2012	2012	108,333	3,000	213,711	-		325,044

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(1) Salary Information for William R. Broaddrick during 2012 includes compensation received from Stanford Energy, Inc. prior to the merger between Stanford and Ring Energy, Inc. and compensation received from Ring subsequent to the merger.

(2) See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(3) 2014 Other Compensation for Messrs. Hoffman and Fowler consists of $24,000 in director’s fees.

(4) 2013 Other Compensation to Mr. Hoffman includes a $100,000 signing bonus and $22,500 in director’s fees.

(5) 2012 Other Compensation to Mr. Hoffman consisted of consulting fees.

(6) David Fowler received $22,500 in director’s fees during 2013.

The Company awards stock options to key employees and the named executive officers either on the initial date of employment or as performance incentives throughout the year. The following table reflects the stock options granted during 2014.

Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price Option Awards ($)	Fair Value on Grant Date ($)

Kelly Hoffman	12/1/2014	30,000	8.00	196,728

Daniel Fowler	12/1/2014	30,000	8.00	196,728

Daniel D. Wilson	12/1/2014	25,000	8.00	163,940

William R. Broaddrick	12/1/2014	25,000	8.00	163,940

named executive officers are not separately entitled to receive dividend equivalent rights with respect to each stock option. Each nonqualified stock option award described in the “Grants of Plan-Based Awards Table” above expires ten years from the grant date and vests in equal installments over the course of five years.

The following table provides certain information regarding unexercised stock options outstanding for each named executive officer as of December 31, 2014.

Outstanding Equity Awards at Fiscal Year End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Options Exercise Price ($)	Option Expiration Date

Kelly Hoffman	150,000	100,000	2.00	12/1/2021
	200,000	300,000	4.50	1/1/2023
	2,000	20,000	10.00	12/16/2023
	-	30,000	8.00	12/1/2024

Daniel Fowler	200,000	300,000	4.50	1/1/2023
	5,000	20,000	10.00	12/16/2023
	-	30,000	8.00	12/1/2024

Daniel D. Wilson	120,000	180,000	4.50	1/1/2023
	4,000	16,000	10.00	12/16/2023
	-	25,000	8.00	12/1/2024

William R. Broaddrick	20,000	40,000	2.00	12/1/2021
	10,000	30,000	4.50	9/1/2022
	4,000	16,000	10.00	12/16/2023
	-	25,000	8.00	12/1/2024

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The following table provides information regarding options exercised by named executive officers during 2014.

Option Exercises and Stock Vesting

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

William R. Broaddrick	50,000	809,000

No named executive officer exercised options during 2013.

The Company uses the Black-Scholes option pricing model to calculate the fair-value of each option grant. The expected volatility is based on the historical price volatility of the Company’s common stock. We elected to use the simplified method for estimating the expected term as allowed by generally accepted accounting principles for options granted during the years ended December 31, 2014, 2013 and 2012. Under the simplified method, the expected term is equal to the midpoint between the vesting period and the contractual term of the stock option. The risk-free interest rate represents the U.S. Treasury bill rate for the expected life of the related stock options. The dividend yield represents the Company’s anticipated cash dividend over the expected life of the stock options. The following are the Black-Scholes weighted-average assumptions used for options granted during the periods ended December 31, 2014, 2013 and 2012:

	Risk free interest rate	Expected life (years)	Dividend yield	Volatility

July 1, 2012	0.67%	6.5	-	158%
September 1, 2012	0.80%	6.5	-	153%
October 1, 2012	0.25%	5.75	-	147%
January 1, 2013	0.76%	6.5	-	138%
February 13, 2013	0.92%	6.5	-	137%
March 15, 2013	0.84%	6.5	-	132%
June 25, 2013	1.49%	6.5	-	128%
December 16, 2013	1.55%	6.5	-	119%
April 11, 2014	1.58%	6.5	-	114%
September 25, 2014	1.75%	6.5	-	108%
October 13, 2014	1.45%	6.5	-	107%
November 18, 2014	1.66%	6.5	-	106%
December 1, 2014	1.52%	6.5	-	108%

As of December 31, 2014, there was approximately $5,053,443 of unrecognized compensation cost related to stock options that will be recognized over a weighted average period of 2.6 years. The aggregate intrinsic value of options vested and expected to vest at December 31, 2014 was $15,780,775. The aggregate intrinsic value of options exercisable at December 31, 2014 was $5,299,000. The year end intrinsic values are based on a December 31, 2014 closing price of $10.50.

Options exercised of 154,000 in 2014 and 25,000 in 2013, had an aggregate intrinsic value on the date of exercise of $2,159,330 and $149,000, respectively. No options were exercised during 2012.

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Director Compensation

Beginning in February 2013, all directors received a monthly stipend of $2,000.  Additionally, each director received $500 for each meeting physically attended.  Each outside director also received an annual bonus of $2,000. Director compensation to Messrs. Fowler and Hoffman is included here but is also included in the Executive Compensation Table above.  No director receives a salary as a director.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Lloyd T. Rochford(2)	24,000	262,304	-	286,304

Stanley M. McCabe(3)	24,000	262,304	-	286,304

David A. Fowler(4)	24,000	262,304	-	286,304

Kelly Hoffman(5)	24,000	262,304	-	286,304

Clayton E. Woodrum(6)	24,000	262,304	-	286,304

Anthony B. Petrelli(7)	24,000	262,304	-	286,304

(1) See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(2) Lloyd T. Rochford has 140,000 options to purchase Ring stock.

(3) Stanley McCabe has 140,000 options to purchase Ring stock.

(4) David A. Fowler has an aggregate of 555,000 options to purchase Ring stock.

(5) Kelly Hoffman has an aggregate of 805,000 options to purchase Ring stock.

(6) Clayton E. Woodrum has 140,000 options to purchase Ring stock.

(7) Anthony B. Petrelli has 140,000 options to purchase Ring stock.

Executive Stock Compensation Plans

The following table sets forth information concerning our executive stock compensation plans as of December 31, 2014.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under compensation plans (excluding securities in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,684,500	$4.67	2,136,500

Equity compensation plans not approved by security holders	-	-	-

Total	2,684,500	4.67	2,136,500

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Long Term Incentive Plan

The Ring Energy, Inc. Long Term Incentive Plan (the “Plan”) was in existence with Stanford Energy, Inc. (“Stanford”) and was adopted by the Board of Directors on June 27, 2012, and assumed by the Company upon the acquisition of Stanford. The Plan was also approved by vote of a majority of stockholders on January 22, 2013. The following is a summary of the material terms of the Plan.

Shares Available

Our Plan currently authorizes 5,000,000 shares of our common stock for issuance under the Plan. If any shares of common stock subject to an Award are forfeited or if any Award based on shares of common stock is otherwise terminated without issuance of such shares of common stock or other consideration in lieu of such shares of common stock, the shares of common stock subject to such Award shall to the extent of such forfeiture or termination, again be available for Awards under the Plan if no participant shall have received any benefits of ownership in respect thereof. The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of common stock, (b) common stock held in the treasury of the Company, or (c) previously issued shares of common stock reacquired by the Company, including shares purchased on the open market, in each situation as the Board of Directors or the Compensation Committee may determine from time to time at its sole option.

Administration

The Committee shall administer the Plan with respect to all eligible individuals or may delegate all or part of its duties under the Plan to a subcommittee or any executive officer of the Company, subject in each case to such conditions and limitations as the Board of Directors may establish. Under the Plan, “Committee” can be either the Board of Directors or a committee approved by the Board of Directors.

Eligibility

Awards may be granted pursuant to the Plan only to persons who are eligible individuals at the time of the grant thereof or in connection with the severance or retirement of Eligible Individuals. Under the Plan, “Eligible Individuals” means (a) employees, (b) non-employee Directors and (c) any other person that the Committee designates as eligible for an Award (other than for Incentive Options) because the Person performs bona fide consulting or advisory services for the Company or any of its subsidiaries (other than services in connection with the offer or sale of securities in a capital raising transaction).

Stock Options

Under the Plan, the plan administrator is authorized to grant stock options. Stock options may be either designated as non-qualified stock options or incentive stock options. Incentive stock options, which are intended to meet the requirements of Section 422 of the Code such that a participant can receive potentially favorable tax treatment, may only be granted to employees. Therefore, any stock option granted to consultants and non-employee directors are non-qualified stock options.

Options granted under the Plan become exercisable at such times as may be specified by the plan administrator. In general, options granted to participants become exercisable in five equal annual installments, subject to the optionee’s continued employment or service with our Company. However, the aggregate value (determined as of the grant date) of the shares subject to incentive stock options that may become exercisable by a participant in any year may not exceed $100,000.

Each option will be exercisable on such date or dates, during such period, and for such number of shares of common stock as shall be determined by the plan administrator on the day on which such stock option is granted and set forth in the option agreement with respect to such stock option; provided, however the maximum term of options granted under the Plan is ten years.

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Restricted Stock

Under the Plan, the plan administrator is also authorized to make awards of restricted stock. Before the end of a restricted period and/or lapse of other restrictions established by the plan administrator, shares received as restricted stock will contain a legend restricting their transfer, and may be forfeited in the event of termination of employment or upon the failure to achieve other conditions set forth in the award agreement.

An award of restricted stock will be evidenced by a written agreement between us and the participant. The award agreement will specify the number of shares of common stock subject to the award, the nature and/or length of the restrictions, the conditions that will result in the automatic and complete forfeiture of the shares and the time and manner in which the restrictions will lapse, subject to the participant’s continued employment by us, and any other terms and conditions the plan administrator imposes consistent with the provisions of the Plan. Upon the lapse of the restrictions, any legends on the shares of common stock subject to the award will be re-issued to the participant without such legend.

The plan administrator may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate. Prior to the vesting of a share of restricted stock granted under the Plan, no transfer of a participant’s rights to such share, whether voluntary or involuntary, by operation of law or otherwise, will vest the transferee with any interest, or right in, or with respect to, such share, but immediately upon any attempt to transfer such rights, such share, and all the rights related thereto, will be forfeited by the participant and the transfer will be of no force or effect; provided, however, that the plan administrator may, in its sole and absolute discretion, vest in the participant all or any portion of shares of restricted stock which would otherwise be forfeited.

Fair Market Value

Under the Plan, “Fair Market Value” means, for a particular day, the value determined in good faith by the plan administrator, which determination shall be conclusive for all purposes of the Plan. For purposes of valuing incentive options, the fair market value of stock: (i) shall be determined without regard to any restriction other than one that, by its terms, will never lapse; and (ii) will be determined as of the time the option with respect to such stock is granted.

Transferability Restrictions

Notwithstanding any limitation on a holder’s right to transfer an award, the plan administrator may (in its sole discretion) permit a holder to transfer an award, or may cause the Company to grant an award that otherwise would be granted to an eligible individual, in any of the following circumstances: (a) pursuant to a qualified domestic relations order, (b) to a trust established for the benefit of the eligible individual or one or more of the children, grandchildren or spouse of the eligible individual; (c) to a limited partnership or limited liability company in which all the interests are held by the eligible individual and that person’s children, grandchildren or spouse; or (d) to another person in circumstances that the plan administrator believes will result in the award continuing to provide an incentive for the eligible individual to remain in the service of the Company or its subsidiaries and apply his or her best efforts for the benefit of the Company or its subsidiaries. If the plan administrator determines to allow such transfers or issuances of awards, any holder or eligible individual desiring such transfers or issuances shall make application therefore in the manner and time that the plan administrator specifies and shall comply with such other requirements as the plan administrator may require to assure compliance with all applicable laws, including securities laws, and to assure fulfillment of the purposes of the Plan. The plan administrator shall not authorize any such transfer or issuance if it may not be made in compliance with all applicable federal and state securities laws. The granting of permission for such an issuance or transfer shall not obligate the Company to register the shares of stock to be issued under the applicable award.

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Termination and Amendments to the Plan

The Board of Directors may (insofar as permitted by law and applicable regulations), with respect to any shares which, at the time, are not subject to awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, and may amend any provision of the Plan or any award agreement to make the Plan or the award agreement, or both, comply with Section 16(b) of the Exchange Act and the exemptions therefrom, the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the regulations promulgated under the Code or ERISA, or any other law, rule or regulation that may affect the Plan. The Board of Directors may also amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in other legal requirements applicable to the Company or the Plan or for any other purpose permitted by law. The Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding to increase materially the aggregate number of shares of stock that may be issued under the Plan except for certain adjustments.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

Certain Relationships and Related Transactions

The office space being leased by the Company in Tulsa, Oklahoma, is owned by Arenaco, LLC, a company that is owned by Mr. Rochford, Chairman of the Board of the Company, and Mr. McCabe, a Director of the Company. During the years ended December 31, 2014, 2013 and 2012, the Company paid $107,000 to this company.

Review, Approval or Ratification of Transactions with Related Parties

The Board of Directors will review and approve all relationships and transactions in which it and its directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of its voting securities and their family members, have a direct or indirect material interest. In approving or rejecting such proposed relationships and transactions, the Board shall consider the relevant facts and circumstances available and deemed relevant to this determination.

Director Independence

The standards relied upon the Board in determining whether a director is “independent” are those set forth in the rules of the NYSE MKT. The NYSE MKT generally defines “independent directors” as a person other than an executive officer or employee of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Because the Board of Directors believes it is not possible to anticipate or provide for all circumstances that might give rise to conflicts of interest or that might bear on the materiality of a relationship between a director and the Company, the Board has not established specific objective criteria, apart from the criteria set forth in the NYSE MKT rules, to determine “independence”. In addition to such criteria, in making the determination of “independence”, the Board of Directors considers such other matters including (i) the business and non-business relationships that each independent director has or may have had with the Company and its other Directors and executive officers, (ii) the stock ownership in the Company held by each such Director, (iii) the existence of any familial relationships with any executive officer or Director of the Company, and (iv) any other relevant factors which could cause any such Director to not exercise his independent judgment.

Consistent with these standards, our Board of Directors has determined that Messrs. Woodrum and Petrelli, are each “independent” directors within the meaning the NYSE MKT definition of independent director set forth in the Company Guide, Part 8, Section 803(A). The Board has also determined that Messrs. Rochford and McCabe are “independent” directors under the same definitions.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the ownership of our common stock of (i) each person who is known to us to be the beneficial owner of more than five percent (5%) of our Common Stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and named executive officers; and (iii) our directors and executive officers as a group. The mailing address for each of the persons indicated is our corporate headquarters. The percentage ownership is based on 25,776,342 shares outstanding at May 18, 2015.

Beneficial ownership is determined under the rules of the SEC. In general, these rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes, among other things, securities that an individual has the right to acquire within 60 days. Unless otherwise indicated, the stockholders identified in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Shares of Common Stock Beneficially Owned
Name	Number		Percent
Kelly Hoffman	342,546	(1)	1%

David Fowler	393,200	(2)	2%

Daniel D. Wilson	239,000	(3)	1%

William R. Broaddrick	134,000	(4)	1%

Lloyd T. Rochford	2,344,667	(5)	9%

Stanley M. McCabe	2,351,502	(6)	9%

Anthony B. Petrelli	100,000	(7)	*

Clayton E. Woodrum	78,423	(8)	*

All directors and executive officers as a group (8 persons)	5,983,338	(9)	23%

* Represents beneficial ownership of less than 1%.

(1) Includes 335,000 shares issuable upon the exercise of stock options that are currently exercisable.

(2) Includes 205,000 shares issuable upon the exercise of stock options that are currently exercisable.

(3) Includes 124,000 shares issuable upon the exercise of stock options that are currently exercisable.

(4) Includes 34,000 shares issuable upon the exercise of stock option that are current exercisable.

(5) Includes 60,000 shares issuable upon the exercise of stock options that are currently exercisable. Includes 2,220,000 shares held by a family trust controlled by Mr. Rochford.

(6) Includes 60,000 shares issuable upon the exercise of stock options that are currently exercisable. Also includes 1,646,502 shares held by a family trust controlled by Mr. McCabe.

(7) Includes 60,000 shares issuable upon the exercise of stock options that are currently exercisable.

(8) Includes 60,000 shares issuable upon the exercise of stock options that are currently exercisable.

(9) Includes 938,000 shares issuable upon the exercise of stock options that are currently exercisable.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information concerning our executive stock compensation plans as of December 31, 2014.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under compensation plans (excluding securities in column (a))
	(a)	(b)	(c)
Equity compensation plans approves by security holders	2,684,500	$4.67	2,136,500

Equity compensation plans not approved by security holders	-	-	-
Total	2,684,500	$4.67	2,136,500

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC.  Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Section 16(a) reports furnished to us for our most recent fiscal year, we know of no director, officer or beneficial owner of more than ten percent of our Common Stock who failed to file on a timely basis reports of beneficial ownership of the our Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

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PROPOSAL 2: Non-binding, advisory vote TO APPROVE
NAMED executive OFFICER compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 added Section 14A to the Securities and Exchange Act of 1934, as amended, which requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.

As described under the heading “Compensation Discussion and Analysis,” our compensation philosophy supports our key business objectives of creating value for, and promoting the interests of, our stockholders. In order to align the interests of our named executive officers with those of our stockholders, we believe that each named executive officer’s total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to named executive officers should be aligned with the interest of the Company’s stockholders. Specifically, the primary objectives of our compensation policies are as follows:

•	Attract and retain qualified executives;

•	Motivate and reward executive performance; and

•	Enhance profitability of the Company and stockholder value by aligning long-term incentives with stockholders’ long-term interests.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, the Board, or the Compensation Committee. However, both the Board and the Compensation Committee will consider and evaluate the results of the vote, together with feedback from stockholders. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of the stockholders.

BOARD RECOMMENDATION ON PROPOSAL

The Board unanimously recommends a vote FOR the compensation of the named executive officers as set forth in this Proxy Statement.

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PROPOSAL 3: NON-BINDING, ADVISORY VOTE ON FREQUENCY OF NAMED EXECUTIVE OFFICER COMPENSATION VOTE

In Proposal 2 above, we are asking stockholders to vote on an advisory resolution on named executive officer compensation, and we will provide this type of advisory vote at least once every three years. Pursuant to Section 14A of the Securities and Exchange Act, in this Proposal 3, we are asking stockholders to vote on whether future advisory votes on executive compensation should occur every one, two or three years.

After careful consideration, the Board recommends that future advisory votes on named executive officer compensation occur every three years (triennially). We believe that this frequency is appropriate for a number of reasons. Most significantly, our compensation programs are designed to reward long-term performance. We encourage stockholders to evaluate our executive compensation programs over a multi-year horizon and to review our named executive officers’ compensation over the past three fiscal years as reported in the Summary Compensation Table.

In addition, we believe that a triennial advisory vote on executive compensation reflects the appropriate time frame for our Compensation Committee and the Board to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders to the extent needed, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for stockholders to see and evaluate the Compensation Committee’s actions in context. In this regard, because the advisory vote on executive compensation occurs after we have already implemented our executive compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, we expect that in certain cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

We view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on the Company’s executive compensation programs. In addition, because our executive compensation programs have typically not changed materially from year-to-year and are designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation could lead to a near-term perspective inappropriately bearing on our executive compensation programs. Finally, although we believe that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

We understand that our stockholders may have a different view as to what is an appropriate frequency for advisory votes on executive compensation, and we will carefully review the voting results. Stockholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

BOARD RECOMMENDATION ON PROPOSAL

The Board unanimously recommends that stockholders vote to conduct future advisory votes on executive compensation every “THREE YEARS.”

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AUDIT COMMITTEE REPORT

The Audit Committee’s principal functions are to assist the Board in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee has the sole authority to retain and terminate our independent auditors and to approve the compensation paid to our independent auditors. The Audit Committee is also responsible for overseeing our internal audit function.

The Audit Committee has reviewed and discussed with management and with Eide Bailly LLP, the independent registered public accounting firm, the Company’s audited financial statements as of and for the fiscal year ended December 31, 2014.  The Audit Committee has also discussed with Eide Bailly LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Eide Bailly LLP submitted to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence.  The Audit Committee discussed with Eide Bailly LLP such firm’s independence.  The Audit Committee has also considered whether the provision of non-audit services to the Company by Eide Bailly LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

THE AUDIT COMMITTEE,

Clayton E. Woodrum (Chairman)

Anthony B. Petrelli

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PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF EIDE BAILLY LLP

With authority granted by our Board, the Audit Committee has appointed Eide Bailly LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2015.  Although stockholder ratification of the selection of Eide Bailly LLP is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and us.

Representatives from Eide Bailly will be present at the Annual Meeting.  These representatives will have the opportunity to make a statement if they so desire, and they are expected to be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

On September 1, 2013, Hansen, Barnett & Maxwell, P.C. (“HBM”) resigned as the Company’s independent registered public accounting firm. HBM recently entered into an agreement with Eide Bailly, pursuant to which Eide Bailly acquired the operations of HBM as of September 1, 2013. The following is a summary of the fees associated with audit and other professional services provided to us by HBM and then by Eide Bailly LLP for the fiscal years ended December 31, 2013 and December 31, 2014.

Audit Fees. HBM billed the Company an aggregate of $17,000 for professional services rendered for reviews of the Company’s financial statements included in its quarterly reports on Form 10-Q for the first and second quarters of 2013, and the audit of the Company’s financial statements for the year ended December 31, 2012, respectively. Eide Bailly billed the Company an aggregate of $53,500 for professional services rendered for the review of the Company’s financial statements included in its quarterly report on Form 10-Q for the third quarter of 2013, and the audit of the Company’s financial statements for the year ended December 31, 2013 and an aggregate of $100,000 for professional services rendered for the review of the Company’s financial statements included in its quarterly reports on Form 10-Q for 2014 and the audit of the Company’s financial statements for the year ended December 31, 2014.

Audit Related Fees. HBM billed the Company $1,488 for the year ended December 31, 2013 for services related to the Company’s filing of registration statements and the audit of the Company’s acquisition of certain Kansas property. Eide Bailly billed the Company $11,936 and $32,860, respectively, for the years ended December 31, 2014 and 2013, for services related to the Company’s filing of registration statements.

Tax Fees. Eide Bailly billed the Company $8,500 and $7,500, respectively, for professional services rendered for tax compliance, tax advice and tax planning for the years ended December 31, 2014 and 2013.

All Other Fees. No other fees were billed by HBM or Eide Bailly to the Company during 2014 and 2013.

The Audit Committee of the Board has determined that the provision of services by Eide Bailly described above is compatible with maintaining Eide Bailly’s independence as the Company’s principal accountant.

The Audit Committee pre-approved all of Eide Bailly’s fees for the fiscal year through a formal engagement letter.  The policy of the Audit Committee and our Board, as applicable, is to pre-approve all services by our independent registered public accounting firm.  The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by our independent registered public accounting firm.  The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent registered public accounting firm’s independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth the pre-approval requirements for all permitted services.  Under the policy, all services to be provided by our independent registered public accounting firm must be pre-approved by the Audit Committee.

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BOARD RECOMMENDATION ON PROPOSAL

The Board unanimously recommends a vote FOR ratification of the appointment of Eide Bailly LLP as Ring Energy, Inc.’s independent auditor for the 2015 fiscal year. The management proxy holders will vote all properly submitted proxies FOR ratification unless properly instructed otherwise.

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STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2016 ANNUAL MEETING

Pursuant to the rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2016 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before our annual meeting of stockholders, it must be either specified in the notice of the meeting given by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our bylaws.  It is anticipated that the 2016 Annual Meeting of Stockholders will be held in May or June 2016. A stockholder making a nomination for election to our Board or a proposal of business for the 2016 Annual Meeting of Stockholders must deliver proper notice to us no later than the close of business on February 25, 2016.

For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to us must include the candidate’s name, contact information, biographical information and qualifications.  The request must also include the potential candidate’s written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected.  From time to time, the Nominating and Corporate Governance Committee may request additional information from the nominee or the stockholder.  For additional information about the notice requirements for director nominations, see our bylaws.  For any other business that a stockholder desires to bring before an annual meeting, the stockholder notice must provide a brief description of such business, the reasons for conducting the business and any material interest in the business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal.  For additional information about the notice requirements for other stockholder business, see our bylaws.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2016 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before February 25, 2016, such notice being delivered or mailed to our Secretary, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2).  If we first receive notice of the matter after February 25, 2016, and the matter nonetheless is permitted to be presented at the 2016 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting.  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

OTHER BUSINESS

Our Board knows of no matter other than those described herein that will be presented for consideration at the Annual Meeting.  However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the person(s) named in the accompanying Proxy to vote in accordance with their best judgment in the interest of our Company and our stockholders.

ANNUAL REPORT

A copy of the Annual Report on Form 10-K for the year ended December 31, 2014, but not including exhibits, is available at www.ringenergy.com. A copy of our Annual Report on Form 10-K, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person.  Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed to: William R. Broaddrick, Chief Financial Officer, 6555 Lewis Ave., Suite 200, Tulsa, OK, 74136 or call (918) 499-3880.

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RING ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – to be held on JUNE 5, 2015
AT 10:00 A.M. LOCAL TIME

CONTROL ID:	«CONTROL_ID»
REQUEST ID:	«REQUEST_ID»

The undersigned, a stockholder of RING ENERGY, INC. (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint William R. Broaddrick, proxy and attorney-in-fact with full power of substitution, for and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 6555 Lewis Ave., Suite 200, Tulsa, Oklahoma 74136, on June 5, 2015, at 10:00 a.m. Local Time, or at any adjournment or postponement thereof, and to vote all shares of the Company’s voting securities that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

«NAME_1» «NAME_2» «NAME_3» «NAME_4» «ADDRESS_1» «ADDRESS_2» «ADDRESS_3»

ANNUAL MEETING OF THE STOCKHOLDERS OF RING ENERGY, INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR	AGAINST	ABSTAIN
ELECTION OF DIRECTORS:
	Kelly Hoffman		☐	☐	☐
	David A. Fowler		☐	☐	☐		Control ID:	«CONTROL_ID»
	Lloyd T. Rochford		☐	☐	☐		REQUEST ID:	«REQUEST_ID»
	Stanley M. McCabe		☐	☐	☐
	Anthony B. Petrelli		☐	☐	☐
	Clayton E. Woodrum		☐	☐	☐

Proposal 2			FOR	AGAINST	ABSTAIN
	Advisory vote to approve named executive officer compensation.		☐	☐	☐
Proposal 3		à	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
	Advisory vote on frequency of vote to approve named executive officer compensation		☐	☐	☐	☐
Proposal 4		à	FOR	AGAINST	ABSTAIN
	To ratify the appointment of EIDE BAILLY LLP as the Company’s auditors for 2015.		☐	☐	☐

Proposal 5		à	FOR	AGAINST	ABSTAIN
	Consideration of any matters which may properly come before the Meeting, or any adjournment thereof.		☐	☐	☐

MARK HERE FOR ADDRESS CHANGE ☐
New Address (if applicable): ________________________ ________________________ ________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “THREE YEARS” PROPOSAL 3 AND “FOR” PROPOSAL 4.	IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of all directors; FOR Proposal 2; THREE YEARS Proposal 3; FOR Proposal 4; and as the Board of Directors may recommend on such other business as may properly come before the annual meeting.	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)
Dated: ________________________, 2015

4823-3560-5795, v. 3